SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                            ---------------------

                                 FORM 8-K/A

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported.)  September 10, 2001

                            ---------------------

                             INNOVO GROUP INC.

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        (Exact name of registrant as specified in its charter)

Delaware                                5199                   11-2928178
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(State or other Jurisdiction (Primary Standard Industrial  (IRS Employer
     of incorporation)        Classification Code Number) Identification No.)

                    2633 Kingston Pike, Suite 100
                        Knoxville, TN  37919
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         (Address of prinicpal executive offices)  (Zip Code)

   Registrant's telephone number, including area code:  (865) 546-1110

                                 N/A
    -----------------------------------------------------------------
      (Former Name or Former Address, if Changes Since Last Report)

Item 2.  Acquisition or Disposition of Assets

  This Form 8-K/A amends the current report on Form 8-K dated September 10, 2001 to include financial statements of the Knit Division of Azteca International, Inc. as required by Item 7(a) Financial Statements of Business Acquired.

  On August 24, 2001, the registrant, through its newly formed subsidiary Innovo Apparel Inc.("IAI"), purchased certain assets of Azteca Production International Inc.'s knit division (the "Knit Division") and the outstanding shares of PDS pursuant to a two phase transaction. Azteca's Knit Division designs, produces and markets knit apparel products for private label and retail customers with a product base consisting of women's and men's fashion and basic t-shirts, golf shirts and sportswear. PDS, a Mexican corporation, will distribute the Company's product directly out of Mexico, thus allowing the Company to take advantage of the financial benefits of PDS's qualifications as a Mexican corporation. As of the closing of the first phase, PDS had essentially no assets or liabilities.

 Pursuant  to  the  first  phase  of the  transaction  ("Phase I"), the Company purchased the Knit Division's customer lists, the right to manufacture and market all of the Knit Division's current products, non-compete and non-solicitation agreements and other intangible assets associated with the Knit Division. As consideration for the Phase I assets, the Company issued to Azteca, 700,000 shares of Company common stock and promissory notes in the amount of $3.6 million. Furthermore, IAI, as of the Phase I closing date, hired certain employees of the Knit Division to assist in the management of IAI.

  The second phase ("Phase II") of the transaction calls for the Company to purchase the inventory of the Knit Division as of October 31, 2001 for cash, with the consideration not to exceed $3 million. Phase II of the transaction is scheduled to close based upon the completion of the October 31, 2001 physical inventory count and customary closing conditions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

     Financial Statements of Azteca Production International Inc. Knit Division

(i)  Report of Independent Auditors
(ii) Statements or Revenues and Direct Expenses Before Interest and Taxes for the years ended January 31, 2001 and 2000 and the six months ended July 31, 2001 (unaudited) and 2000 (unaudited)

(iii) Notes to the Financial Statements

(b)  Pro Forma Financial Information

(i)  Introduction  to  Unaudited  Pro  Forma  Condensed  Combined  Financial
     Information

(ii) Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 1, 2001

(iii) Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended November 30, 2000

(iv)  Notes to Unaudited Pro Forma Condensed Financial Information


Shareholders
Azteca Productions International Inc.


  We have audited the accompanying statement of revenues, direct expenses and identified corporate expenses before interest and taxes of the knit division of Azteca Production International Inc. (the "Business") for the years ended January 31, 2001 and 2000. These financial statements are the responsibility of Azteca Production International Inc's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the revenues, direct expenses and identified corporate expenses before interest and taxes for the years ended January 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States.

  As discussed in Note 2 to the financial statements, the Business comprises a division of Azteca. The Business receives managerial, administrative and other support from Azteca Productions International, Inc. Certain expenses included in the financial statements represent allocations of amounts from Azteca. As a result, the results of the revenues, direct expenses and identified corporate expenses before interest and taxes of the business may not be indicative of conditions that would have existed or results that would have occurred had the Business operated as a separate stand-alone entity.


                                                              Ernst & Young LLP

Los Angeles, California
November 2, 2001

           Azteca Productions International Inc. Knit Division
Statements of Revenues, Direct Expenses, and Identified Corporate Expenses
                     Before Interest and Taxes


                           Year ended January 31       Six months ended July 31
                            2001           2000         2001              2000
                            ----           ----         ----              ----
                                                             (Unaudited)

Net sales                $17,882,276 $24,228,901    $3,949,517       $10,089,628
Cost of goods sold        14,246,105  21,226,157     3,387,604         8,168,282
                          ----------  ----------     ---------         ---------
Gross profit               3,636,171   3,002,744       561,913         1,921,346

Selling general and
 administrative expenses   1,681,195   2,881,834       502,108           970,596
                          ----------  ----------     ---------         ---------

Income before interest
 and taxes               $ 1,954,976  $  120,910     $  59,805        $  950,750
                          ----------   ---------      --------         ---------
                          ----------   ---------      --------         ---------

     The accompanying notes are an integral part of these financial statements.



1. Organization and Operations

  Azteca Production International Inc's knit division (the Business), is engaged in the sourcing and sale of knit apparel products, principally t-shirts, to branded apparel companies and specialty retailers in the United States. Historically, the Business has obtained a significant portion of its finished goods inventory from Azteca Productions International Inc. (Azteca).

2. Basis of Presentation and Summary of Significant Accounting Polices

Basis of Presentation

  The Business is not a "stand-alone" division or subsidiary of Azteca and was not generally accounted for separately. As a result, the distinct and separate accounts necessary to present individual balance sheets and income statements of the business as of August 24, 2001 (date of sale) and for the years ended January 31, 2001 and 2000 have not been maintained.

  The Business does not maintain stand-alone corporate treasury, legal, tax and other similar corporate support functions. Corporate general and administrative expenses have not been previously allocated to the business. For purposes of preparing the financial statements, certain of these corporate costs along with other administrative and warehouse expenses were allocated using allocation methods (see Note 2). However, Azteca's systems and procedures do not provide sufficient information to develop a reasonable cost allocation for income taxes, corporate debt and interest expense.

  With respect to cash flows, purchases of inventory, payroll, and other expenditures are funded by Azteca. Accordingly, the Business does not maintain cash accounts.

Financial Statement Presentation

  Due to the limitations noted above, we are presenting Statements of Revenues, Direct Expenses and Identified Corporate Expenses before Interest and Taxes, including all corporate cost allocations for which a reasonable method of allocating the cost to the operations can be developed.

  Statement of Cash Flows is not presented as the Business has essentially no cash flow.

  Statement of Assets Acquired is not presented as the assets acquired in the first phase of the closing (See Note 3) have no historical accounting basis. On August 24, 2001 the first phase of the sale of the Business' assets was completed. Pursuant to the terms of the first phase closing, Innovo Group Inc. (Innovo) acquired from Azteca, the Business' customer lists, the right to manufacture and market all of the Business' current products and entered into certain non-compete and non-solicitation agreements associated with the Business.

Revenue Recognition

  Revenues are recognized when the Business ships products to its customers, net of anticipated returns, allowances, and discounts.

Use of Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, revenues and expenses during the reported period. Actual results could differ from those estimates. Sales returns and allowances and corporate cost allocations of certain selling, general and administrative expenses represent significant estimates.

Unaudited Interim Financial Statements

  The accompanying unaudited consolidated financial information has been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting. In the opinion of management, the accompanying financial information is presented on a basis consistent with the audited financial statements and reflects all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. Results for the interim periods are not necessarily indicative of the results to be expected for the year.

Corporate Allocations

  The Business does not maintain stand-alone corporate treasury, legal, tax and other similar corporate support functions. The Business does record certain corporate expenses related primarily to employee payroll and benefits. For purposes of preparing the financial information for the Business, certain expenses of Azteca were allocated based upon a variety of factors which include pro rata sales of the Business, headcount measures, and the identification of costs specifically attributable to the Business. Management believes that these allocations are based on assumptions that are reasonable under the circumstances; however, the Business's results of revenues, direct expenses and identified corporate expenses before interest and taxes may not be indicative of conditions that would have existed or results that would have occurred had the Business operated as an unaffiliated entity.

  The following represents a summary of the corporate costs allocated to the Business which were included in the Statements of Revenues, Direct Expenses and Identified Corporate Expenses before Interest and Taxes for the years ended January 31:
                                                      2001             2000
General and administrative expenses                $1,234,417       $1,839,073

3. Sale of the Business

  On August 16, 2001, Azteca entered into a two phase Asset Purchase Agreement with Innovo. The first phase which closed on August 24, 2001 involved the purchase of certain assets and intellectual properties of the Business by
Innovo. The purchase price for the assets acquired in the first phase of $4,489,000 consists of $3.6 million in promissory notes and 700,000 shares of the common stock of Innovo. Phase two involves the purchase of the certain inventory from Azteca at historical cost (not to exceed $6.6 million) less $3.6 million. The consummation of phase two is contingent upon Innovo obtaining adequate financing for the purchase.

  The following unaudited pro forma condensed combined statement of operations sets forth the combined results of operations for Innovo Group, Inc. (Innovo) and the knit division (the Business) using the purchase method of accounting and assumes that the combination was consummated as of the beginning of the earliest period presented.

  The unaudited pro forma i nformation combines the historical statement of operations of Innovo for the nine months ended September 1, 2001 and the fiscal year ended November 30, 2000 (Innovo Historical) with the historical statements of revenues and direct expenses before interest and taxes of the Business for the nine months ended July 31, 2001 and the fiscal year ended January 31, 2001 (Knit Historical), respectively. For pro forma presentation purposes for the interim period, the results of operations of the Business for the fourth quarter of the year ended January 31, 2001 have been added to the results of operations for the six months ended July 31, 2001 to derive the results of operations for a nine month period.

  The following unaudited pro forma condensed combined information is presented for illustration purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the combination been in effect during those periods or which may be reported in the future. The statements should be read in conjunction with the historical financial statements and notes thereto which have been included elsewhere herein and in the Annual Report of the Company on Form 10-K.

  An unaudited pro forma combined consolidated balance sheet is excluded from this amended filing as the September 1, 2001 condensed consolidated balance sheet included in the Company's 10-Q filed on October 16, 2001 reflects the above noted acquisition.

                               Innovo Group Inc.
       Unaudited Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share data )


                                       Innovo Historical  Knit Historical
                                          Year Ended        Year Ended       Pro forma  Pro forma
                                       November 30, 2000  January 31, 2001  Adjustments   Total
                                       -----------------  ----------------  -----------   -----
Net sales                                   $5,767            $17,882         $    --    $23,649
Cost of goods sold                           5,195             14,246              --     19,441
                                             -----             ------          ------     ------
Gross profit                                   572              3,636              --      4,208

Operating expenses:
Selling, general and administrative          4,147              1,545              --      5,692
Asset impairment                               600                 --              --        600
Other                                          116                 --              --        116
Depreciation and amortization                  250                136             200<F2>    586
                                             -----             ------          ------     ------
                                             5,113              1,681             200      6,994
Income (loss) from operations               (4,541)             1,955            (200)    (2,786)
Interest expense                              (446)                --            (288)<F3>  (734)
Other income (expense), net                    (69)                --              --        (69)
                                             -----             ------          ------     ------
Income (loss) before income taxes           (5,056)             1,955            (488)    (3,589)
Income taxes                                    --                 --              --         --
                                             -----             ------          ------     ------
Income (loss) from continuing operations
 before extraordinary item                  (5,056)             1,955            (488)    (3,589)
Loss on early extinguishments of debt       (1,095)                --              --     (1,095)
                                             -----             ------          ------     ------
Net income (loss)                          $(6,151)           $ 1,955         $  (488)   $(4,684)
                                             -----             ------          ------     ------
                                             -----             ------          ------     ------

Loss per share - basic and diluted:
  Continuing operations                     $(0.62)                                       $(0.40)
  Extraordinary item                        $(0.13)                                       $(0.12)
  Net loss                                  $(0.75)                                       $(0.53)
Shares used in computing basic and diluted   8,163                                700<F1>  8,863

<F1>
The pro forma adjustment to reflect the purchase of certain assets of the Business in connection with the phase one closing for consideration of $3.6 million in promissory notes and 700,000 shares of Innovo Group, Inc. common stock.
<F2>
The  pro  forma  adjustment  to  reflect  the  amortization  over  five  years  of identifiable intangible assets recorded in accounting for the purchase of the Business. Final allocation of the purchase price may involve revaluation of certain assets.
<F3>
The pro forma adjustment to reflect the increase in interest expense related to the additional promissory notes issued in connection with the acquisition of the Business.


                                  Innovo Group Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                          (in thousands, except per share data )


                                      Innovo Historical  Knit Historical
                                         Nine months       Nine months
                                            ended            ended           Pro forma    Pro forma
                                      September 1, 2001   July 31, 2001     Adjustments     Total
                                      -----------------   -------------     ------------  ---------

Net sales                                 $ 5,747            $ 7,951          $    --      $13,698
Cost of goods sold                          3,551              6,576               --       10,127
                                            -----              -----            -----       ------
Gross profit                                2,196              1,375               --        3,571

Operating expenses:
Selling, general and administrative         2,142                829               --        2,971
Depreciation and amortization                  38                 38              150<F2>      226
                                            -----              -----            -----       ------
                                            2,180                867              150        3,197
Income (loss) from operations                  16                508             (150)         374
Interest expense                             (161)                --             (216)<F3>    (377)
Other income, net                              70                 --               --           70
                                            -----              -----            -----       ------
Income (loss) before income taxes             (75)               508            (366)           67
Income taxes                                   --                 --              --            --
                                            -----              -----            ----        ------
Net income (loss)                          $  (75)            $  508          $ (366)      $    67
                                            -----              -----            ----        ------
                                            -----              -----            ----        ------


Loss per share - basic and diluted:       $(0.00)                                            $0.00
Shares used in computing basic and
 diluted                                   14,126                                700<F1>    14,826


<F1>
The pro forma adjustment to reflect the purchase of certain assets of the Business in connection with the phase one closing for consideration of $3.6 million in promissory notes and 700,000 shares of Innovo Group, Inc. common stock.
<F2>
The ro forma adjustment to reflect the amortization over five years of identifiable intangible assets recorded in accounting for the purchase of the Business. Final allocation of the purchase price may involve revaluation of certain assets.
<F3>
The pro forma adjustment to reflect the increase in interest expense related to the additional promissory notes issued in connection with the acquisition of the Business.


                                SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INNOVO GROUP, INC.

Dated:  November 7, 2001                By: /s/ Samuel J. Furrow, Jr.
        ----------------                    -------------------------
                                            Samuel J. Furrow, Jr.
                                            President and Acting Chief
                                            Financial Officer